Exhibit 99.1

MSC Industrial Supply Co. Tel.800.645.7270 Fax.800.255.5067 www.mscdirect.com

MSC REPORTS FISCAL 2015 SECOND QUARTER RESULTS AND PROVIDES FISCAL THIRD QUARTER GUIDANCE

- Net Sales of $706.4  Million; GAAP Diluted EPS of $0.83; Adjusted Diluted EPS of $0.84  -

- Fiscal Q3 Guidance for GAAP and Adjusted Diluted EPS of between $0.95 and $0.99 -

MELVILLE, NY, and DAVIDSON, NC, April 8, 2015 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), “MSC” or the “Company,” a premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout North America, today reported results for its fiscal second quarter ended February 28, 2015.

Net sales for the fiscal second quarter 2015 were $706.4 million compared to net sales of $661.5 million in the same quarter a year ago, an increase of 6.8% on an average daily sales basis. Adjusted operating income for the fiscal second quarter 2015 was $86.3 million, or 12.2% of net sales, compared to $89.8 million, or 13.6% of net sales, in the same quarter a year ago. GAAP operating income for the fiscal second quarter 2015 was $85.9 million, or 12.2% of net sales, compared to $81.7 million, or 12.4% of net sales, in the same quarter a year ago.

Excluding the after tax effects of non-recurring costs, adjusted net income for the fiscal second quarter 2015 was $51.8 million, or $0.84 per diluted share, compared to $54.5 million, or $0.87 per diluted share, in the same quarter a year ago. GAAP net income for the fiscal second quarter 2015 was $51.5 million, or $0.83 per diluted share, compared to $49.5 million, or $0.79 per diluted share, in the same quarter a year ago.

Erik Gershwind, President and Chief Executive Officer, stated, “We have seen a significant and swift change in the demand environment since the start of the calendar year due to the impact of the rapid drop in oil prices, softening export demand and poor weather. Our double-digit growth in National Accounts and Government continued, while our Core customers lagged the Company average in the fiscal second quarter. Our growth rates were solid in December, improved in January, and then dropped significantly in February as the environment deteriorated. These soft conditions continued into March, the first month of our fiscal third quarter.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, commented, “Despite the external challenges that led to sales well below our guidance, we delivered earnings per share within our guidance range. I am very encouraged by our stabilizing gross margins, reflecting the positive impact of our gross margin initiatives, and our continued expense management. We expect our gross margin to remain sequentially stable in the fiscal third quarter and our growth initiatives to continue fueling share gains as we move through the remainder of fiscal 2015 and beyond.”

Mr. Gershwind concluded, “I remain excited about the growth story that is building at MSC. We operate in a large, highly fragmented MRO marketplace with clear signs that we have entered the early stages of a consolidation story. We are well positioned in a U.S. manufacturing sector that will benefit over the long run from lower energy prices despite some near-term dislocation. We are positioning the Company into value-added, high-retention businesses such as inventory management, Metalworking, Class C and more. On top of all of this, history has proven that times of dislocation create even more opportunity for MSC to gain share.”

Outlook

MSC expects net sales for fiscal third quarter 2015 to be between $740 million and $752 million. At the midpoint, average daily sales growth is expected to be 3.6%. The Company expects GAAP and adjusted diluted earnings per share for the fiscal third quarter 2015 to be between $0.95 and $0.99.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 SECOND QUARTER RESULTS	Page - 2-

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

Conference Call Information

MSC will host a conference call today at 8:30 a.m. Eastern Time to review the Company’s fiscal second quarter 2015 results. The call, accompanying slides and other operational statistics may be accessed on MSC’s website located at: http://investor.mscdirect.com. A replay of the conference call will be available on the Company’s website until Friday, May 8, 2015.

Alternatively, the conference call can be accessed by dialing 1-877-443-5575 (U.S.) or 1-412-902-6618 (international). A replay will be available within one hour of the conclusion of the call and will remain available until Friday, May 8, 2015. The replay is accessible by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and entering passcode 10062075.

The Company’s reporting date for fiscal third quarter 2015 results will be July 8, 2015.

Contact Information

Investors:	Media:
John G. Chironna	Rachel Rosenblatt
VP Investor Relations & Treasurer	FTI Consulting - Strategic Communications
MSC Industrial Supply Co.	(212) 850-5600
(704) 987-5231

About MSC

MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of metalworking and maintenance, repair, and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with over 1 million product offerings, inventory management and other supply chain solutions, and deep expertise from more than 70 years of working with customers across industries.

Our experienced team of over 6,500 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow.

For more information on MSC, please visit mscdirect.com.

# # #

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, expected benefits from our investment and strategic plans, and expected future margins, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with expanding our customer fulfillment centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and the risk of business disruptions arising from changes to our information systems, disruptions due to computer system or network failures, computer viruses, physical or electronics break-ins and cyber-attacks, dependence on key personnel, goodwill and intangible assets recorded as a result of our acquisitions could be impaired, disclosing our use of "conflict

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 SECOND QUARTER RESULTS	Page - 3-

minerals" in certain of the products we distribute could raise reputational and other risks, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 SECOND QUARTER RESULTS	Page - 4-

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	February 28,	August 30,
	2015	2014
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$27,425	$47,154
Accounts receivable, net of allowance for doubtful accounts	406,557	382,784
Inventories	506,059	449,814
Prepaid expenses and other current assets	51,773	40,410
Deferred income taxes	41,253	41,253
Total current assets	1,033,067	961,415
Property, plant and equipment, net	291,843	294,348
Goodwill	625,140	629,335
Identifiable intangibles, net	128,471	138,314
Other assets	33,528	37,335
Total assets	$2,112,049	$2,060,747

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Revolving credit note	$288,000	$70,000
Current maturities of long-term debt	26,338	26,829
Accounts payable	117,276	116,283
Accrued liabilities	80,823	96,052
Total current liabilities	512,437	309,164
Long-term debt, net of current maturities	227,434	240,235
Deferred income taxes and tax uncertainties	112,725	112,785
Total liabilities	852,596	662,184
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	-	--
Class A common stock	56	56
Class B common stock	13	13
Additional paid-in capital	595,681	573,730
Retained earnings	1,159,433	1,286,068
Accumulated other comprehensive loss	(14,451)	(5,054)
Class A treasury stock, at cost	(481,279)	(456,250)
Total shareholders’ equity	1,259,453	1,398,563
Total liabilities and shareholders’ equity	$2,112,049	$2,060,747

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 SECOND QUARTER RESULTS	Page - 5-

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(In thousands, except net income per share data)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	February 28,	March 1,	February 28,	March 1,
	2015	2014	2015	2014
Net sales	$706,400	$661,513	$1,437,491	$1,340,023
Cost of goods sold	385,526	354,692	786,468	718,347
Gross profit	320,874	306,821	651,023	621,676
Operating expenses	235,000	225,099	471,178	443,204
Income from operations	85,874	81,722	179,845	178,472
Other (expense) income:
Interest expense	(2,035)	(967)	(2,979)	(1,814)
Interest income	435	4	440	9
Other income (expense), net	(557)	(266)	(380)	(478)
Total other expense	(2,157)	(1,229)	(2,919)	(2,283)
Income before provision for income taxes	83,717	80,493	176,926	176,189
Provision for income taxes	32,190	30,981	67,982	67,631
Net income	$51,527	$49,512	$108,944	$108,558
Per Share Information:
Net income per common share:
Basic	$0.84	$0.80	$1.76	$1.73
Diluted	$0.83	$0.79	$1.75	$1.72
Weighted average shares used in computing net income per common share:
Basic	61,351	61,743	61,298	62,258
Diluted	61,566	62,050	61,554	62,564
Cash dividend declared per common share	$0.40	$0.33	$3.80	$0.66

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 SECOND QUARTER RESULTS	Page - 6-

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	February 28,	March 1,	February 28,	March 1,
	2015	2014	2015	2014
Net income, as reported	$51,527	$49,512	$108,944	$108,558
Foreign currency translation adjustments	(5,449)	(2,457)	(9,397)	(1,834)
Comprehensive income	$46,078	$47,055	$99,547	$106,724

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 SECOND QUARTER RESULTS	Page - 7-

MSC INDUSTRIAL SUPPLY CO. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Twenty-Six Weeks Ended
	February 28,	March 1,
	2015	2014
Cash Flows from Operating Activities:
Net income	$108,944	$108,558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,445	32,059
Stock-based compensation	8,202	9,267
Loss on disposal of property, plant, and equipment	371	1,087
Provision for doubtful accounts	2,719	2,538
Deferred income taxes and tax uncertainties	(60)	-
Excess tax benefits from stock-based compensation	(3,686)	(4,143)
Changes in operating assets and liabilities:
Accounts receivable	(28,222)	(21,669)
Inventories	(58,055)	25,875
Prepaid expenses and other current assets	(11,424)	(4,414)
Other assets	2,140	865
Accounts payable and accrued liabilities	(7,767)	1,460
Total adjustments	(61,337)	42,925
Net cash provided by operating activities	47,607	151,483

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(25,145)	(33,925)
Investment in available for sale securities	-	(24,024)
Cash used in business acquisition, net of cash received	-	1,434
Net cash used in investing activities	(25,145)	(56,515)

Cash Flows from Financing Activities:
Purchases of treasury stock	(26,298)	(115,435)
Payments of regular cash dividends	(49,468)	(41,430)
Payments of special cash dividend	(185,403)	-
Payments on capital lease and financing obligations	(1,322)	(1,077)
Excess tax benefits from stock-based compensation	3,686	4,143
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	2,326	1,989
Proceeds from exercise of Class A common stock options	8,440	12,184
Borrowings under financing obligations	530	254
Borrowings under Credit Facility	298,000	50,000
Payments of notes payable and revolving credit note under the Credit Facility	(92,500)	(16,250)
Net cash used in financing activities	(42,009)	(105,622)

Effect of foreign exchange rate changes on cash and cash equivalents	(182)	101
Net decrease in cash and cash equivalents	(19,729)	(10,553)
Cash and cash equivalents – beginning of period	47,154	55,876
Cash and cash equivalents – end of period	$27,425	$45,323

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$68,036	$67,062
Cash paid for interest	$2,336	$1,613

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 SECOND QUARTER RESULTS	Page - 8-

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income, and adjusted net income per diluted share. The adjusted supplemental measures exclude non-recurring costs associated with the Class C Solutions Group (“CCSG”) acquisition, the co-location of our corporate headquarters in Davidson, North Carolina, and executive transition and separation costs, and related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such costs are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use certain non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	The ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	The ability to better identify trends in the Company’s underlying business and perform related trend analyses; and

•	A better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share (“EPS”) to non-GAAP adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Thirteen Weeks Ended
	February 28, 2015
	(dollars in thousands)	Margin
GAAP Operating income	$85,874	12.2%
Non-recurring costs	467
Adjusted Operating income	$86,341	12.2%

	Thirteen Weeks Ended
	March 1, 2014
	(dollars in thousands)	Margin
GAAP Operating income	$81,722	12.4%
Non-recurring costs	8,037
Adjusted Operating income	$89,759	13.6%

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2015 SECOND QUARTER RESULTS	Page - 9-

	Thirteen Weeks Ended	Thirteen Weeks Ended
	February 28, 2015	March 1, 2014
	(dollars in thousands)
Net sales	$706,400	$661,513
Cost of goods sold	385,526	354,692
Gross profit	320,874	306,821
Operating Expenses	235,000	225,099
Income from Operations	85,874	81,722
Non-recurring costs	467	8,037
Adjusted Operating income	$86,341	$89,759

	Thirteen Weeks Ended
	February 28, 2015
(in thousands, except per share amounts)	$(after tax)	Diluted EPS **
GAAP net income	$51,527	$0.83
Non-recurring costs*	286	-
Adjusted net income	$51,813	$0.84

* On a pre-tax basis includes approximately $220 of non-recurring integration costs associated with the CCSG acquisition and approximately $247 of non-recurring executive transition costs related to the planned retirement of the Chief Financial Officer. The non-recurring costs were calculated using an effective tax rate of 38.5%.

** Individual amounts of earnings per share may not agree to the total due to rounding

	Thirteen Weeks Ended
	March 1, 2014
(in thousands, except per share amounts)	$(after tax)	Diluted EPS
GAAP net income	$49,512	$0.79
Non-recurring costs*	4,944	0.08
Adjusted net income	$54,456	$0.87

* On a pre-tax basis includes approximately $484 of non-recurring relocation costs associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina, approximately $4,581 of non-recurring integration costs associated with the CCSG acquisition, and approximately $2,972 of non-recurring executive separation costs related to the departure of the EVP of Human Resources. The non-recurring costs were calculated using an effective tax rate of 38.5%.